Exhibit 21

Subsidiaries of
ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
at June 30, 2007

Encompass Group Affiliates, Inc.
420 Lexington Avenue
New York, NY 10170
EIN: 20-1088535
State of Incorporation: Delaware

Hudson Street Investments, LLC
420 Lexington Avenue
New York, NY 10170
EIN: 54-2137152
State of Incorporation: Delaware

Cyber-Test, Inc.
448 Commerce Way
Longwood, FL 32750
EIN: 20-1106218
State of Incorporation: Delaware

SpectruCell, Inc.
420 Lexington Avenue
New York, NY 10170
EIN: 56-2425121
State of Incorporation: Delaware

Vance Baldwin, Inc.
7060 State Road 84 #12
Fort Lauderdale, FL 33317
EIN: 59-0718315
State of Incorporation: Florida